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                                                                    EXHIBIT 10.1


                                 HYBRIDON, INC.

                      NON-STATUTORY STOCK OPTION AGREEMENT
                     (FOR 3,150,000 SHARES OF COMMON STOCK)

         This Non-Statutory Stock Option Agreement ("Agreement") between Hybridon, Inc., a Delaware corporation, and the Executive, Stephen R. Seiler, is effective as of July 25, 2001 ("Effective Date"). This Agreement evidences the grant of a nonqualified stock option to the Executive effective as of the Effective Date, subject to the terms and conditions herein.

     1. DEFINITIONS. All capitalized terms that are not otherwise defined in this Agreement shall have the meanings set forth below:

          (a)  BOARD means the Board of Directors of Hybridon, Inc.

          (b) CAUSE means the Executive's (i) material breach of any material terms of the Employment Agreement, (ii) plea of guilty or nolo contendre to, or conviction of, the commission of a felony offense, (iii) repeated unexplained or unjustified absence, or refusals to carry out the lawful directions of the Board, or (iv) material breach of a fiduciary duty owed to the Company under the Employment Agreement, provided that any action or inaction described by (i),
(iii), or (iv), above, shall not be the basis of a termination of the Executive's employment with the Company for "Cause" unless the Company provided the Executive with at least twenty days advance written notice specifying in reasonable detail the conduct in need of being cured and such conduct was not cured within the notice period.

          (c) CHANGE OF CONTROL means the occurrence of any of the following events:

               (i) a change in ownership or control of the Company effected through either of the following transactions:

                    (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a current stockholder of the Company or a trustee or other fiduciary holding securities of the Company under an employee benefit plan maintained by the Company or any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company's stock, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total combined voting power of the Company's then-outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders and which the Board does not recommend such stockholders to accept; or

                    (B) a change in the composition of the Board over a period of thirty-six consecutive months or less such that a majority of the members of the Board ceases to be comprised of individuals who are Continuing Members; for such purpose, a "Continuing Member" means an individual who is a member of the Board on the date of the Employment Agreement and any successor of a Continuing Member who is elected to the Board or nominated for election by action of a majority of Continuing Members then serving on the Board; or

               (ii) either of the following stockholder-approved transactions to which the Company is a party:

                    (A) a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                    (B) the sale, transfer or complete liquidation or dissolution of the Company of all or substantially all of the Company's assets.

               (iii) an event not otherwise described in subparagraph (i) or
(ii), above, that is a merger or consolidation of the Company with any other corporation (other than a corporation controlled by, under common control with or controlling the Company), a sale or licensing by the Company of all or substantially all of the assets (including patents, patent applications and know-how) comprising either the Company's antisense technology or its immuno-modulatory technology, or a material acquisition by the Company, if, in connection with any of the events described in this subparagraph (iii), the Executive either (A) ceases to be employed as the Chief Executive Officer of the Company or the surviving entity by reason of a termination of employment by the Company or (B) terminates employment for Good Reason, in either case within six months of such event.

          (d)  CODE means the Internal Revenue Code of 1986, as amended.

          (e) COMMON STOCK means common stock of the Company, having $0.001 par value.

          (f)  COMPANY means Hybridon, Inc., a Delaware corporation.

          (g) DISABILITY means the inability of the Executive to perform all the material duties of the Executive's position for a continuous period of at least 90 days due to a permanent physical or mental impairment, as determined and certified by a physician selected by the Executive and with the concurrence of a physician selected by the Company, provided that if the physician selected by the Executive and the physician selected by the Company do not agree regarding the determination and certification, a determination and certification rendered by an independent physician mutually agreed upon by the Executive and the Company shall be final and binding on the parties with respect to this Agreement.

          (h) EMPLOYMENT AGREEMENT means the employment agreement by and between Stephen R. Seiler and Hybridon, Inc., effective as of July 25, 2001, including any subsequent amendments.

          (i) EMPLOYMENT PERIOD means the period during which the Employment Agreement is in effect, as determined under Section 3 of the Employment Agreement.

          (j) EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

          (k) EXECUTIVE, solely for purposes of this Agreement, includes a Permitted Transferee.

          (l) FAIR MARKET VALUE means, with respect to any property (including, without limitation, any shares of Common Stock or other securities of the Company), the fair market value of such property determined in good faith by such methods or procedures as shall be established from time to time by the Board. Notwithstanding the preceding sentence, where there exists a public market for the Common Stock, the Fair Market Value of a share of Common Stock shall be the closing price for a share of Common Stock for the last market trading date prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Board to be the primary market for the Common Stock, as reported in The Wall Street Journal or such other source as the Board deems reliable.


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          (m)  GOOD REASON means the occurrence of one or more of the following:

               (i) any action by the Company which results in a material diminution of Executive's position, title, annual base salary, authority, duties or responsibilities or reporting structure; (ii) any material breach of the Employment Agreement by the Company which is not remedied by the Company within 30 days after receipt by the Company of notice thereof given by the Executive specifying in reasonable detail the alleged breach;

               (iii) failure to elect the Executive to serve on the Board during the Employment Period; or

               (iv) relocation of the Company's headquarters outside Cambridge, Massachusetts (or within 30 miles therefrom) or 10 miles east of the Worcester area, except in the event of a change in the location of the headquarters of the Company to a site within the continental United States following a Change of Control.

          (n) OPTION PRICE means the purchase price paid by the Executive for each share of Common Stock purchased under this Agreement.

          (o)  PARENT means a parent corporation, as such term is defined under
Section 424(e) and (g) of the Code, with respect to the Company.

          (p) PERMITTED TRANSFEREE means the spouse, mother, father, sister, brother, or lineal descendant(s) of the Executive named in this Agreement or a trust established exclusively for the benefit of one or more such individuals.

          (q) SUBSIDIARY means a subsidiary corporation, as such term is defined under Section 424(f) and (g) of the Code, with respect to the Company.

     2. GRANT. The Company hereby grants to the Executive the right (the "Option") to purchase all or any part of an aggregate of 3,150,000 shares of Common Stock, subject to adjustment pursuant to Section 9, below. The Option is in all respects limited and conditioned as provided in this Agreement. This Option shall be a nonqualified stock option and is not intended to satisfy the requirements of Section 422 of the Code.

     3. VESTING. The Executive may exercise the Option in accordance with the terms of this Agreement, in whole or in part, to the extent that the Executive's rights under the Option have vested.

          (a) The Option shall vest as follows, subject to earlier vesting as described in paragraph (b), below.

         NUMBER OF ADDITIONAL SHARES OF
         COMMON STOCK THAT VEST ON THIS DATE                DATE
         -----------------------------------                ----
                  157,500                                   December 1, 2001
                  157,500                                   March 1, 2002
                  157,500                                   June 1, 2002
                  157,500                                   September 1, 2002
                  157,500                                   December 1, 2002
                  157,500                                   March 1, 2003
                  157,500                                   June 1, 2003
                  157,500                                   September 1, 2003



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                  157,500                                   December 1, 2003
                  157,500                                   March 1, 2004
                  157,500                                   June 1, 2004
                  157,500                                   September 1, 2004
                  157,500                                   December 1, 2004
                  157,500                                   March 1, 2005
                  157,500                                   June 1, 2005
                  157,500                                   September 1, 2005
                  157,500                                   December 1, 2005
                  157,500                                   March 1, 2006
                  157,500                                   June 1, 2006
                  157,500                                   September 1, 2006

          (b) Notwithstanding the vesting schedule in paragraph (a), above, vesting of the Option shall be accelerated as described in this paragraph (b) upon the occurrence of the following events:

               (i) CHANGE OF CONTROL. In the event of a Change of Control, the unvested portion of the Option shall become fully vested and nonforfeitable as of the date that is ten business days before the effective date of a Change of Control.

               (ii) TERMINATION OF EMPLOYMENT.

                    (A) OTHER THAN FOR DEATH, DISABILITY, OR CAUSE. If the Executive's employment with the Company is terminated by the Company other than on account of the Executive's death, Disability, or for Cause, the Option shall vest as of the date of such termination of employment to the extent the Option would have vested during the following thirty-six months (or portion thereof) remaining in the Employment Period had the Executive's employment not been terminated.

                    (B) DEATH. If the Executive's employment with the Company is terminated by reason of the Executive's death, the Option shall vest as of the date of such termination of employment to the extent the Option would have vested during the following twelve months (or portion thereof) remaining in the Employment Period had the Executive's employment not been terminated.

                    (C) DISABILITY. If the Executive's employment with the Company is terminated by the Company for Disability pursuant to Section 7(a)(ii) of the Employment Agreement, the Option shall vest as of the date of such termination of employment to the extent the Option would have vested during the following twelve months (or portion thereof) remaining in the Employment Period had the Executive's employment not been terminated.

                    (D) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. If the Executive terminates his employment with the Company for Good Reason, the Option shall vest as of the date of such termination of employment to the extent the Option would have vested during the following thirty-six months (or portion thereof) remaining in the Employment Period had the Executive's employment not been terminated.

                    (E) TERMINATION FOR CAUSE OR VOLUNTARY RESIGNATION (OTHER THAN FOR GOOD REASON). If the Executive's employment with the Company is terminated by the Company for Cause or by the Executive through his voluntary resignation (other than for Good Reason), the portion of the Option that has not vested shall terminate as of such termination of employment.


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                         (iii) BOARD'S DISCRETION. Except as prescribed in
subparagraphs (i) and (ii) above, the Board may, at any time, provide that the Option shall become immediately vested in full or in part.

     4. OPTION PRICE. The Option Price of each share of Common Stock covered by the Option shall be $ 0.84, subject to adjustment pursuant to Section 9, below.

     5. TERM. The Option shall expire on July 25, 2011 ("Expiration Date"), to the extent the Executive has not exercised the Option in full before the Expiration Date.

     6.   EXERCISE.

          (a) The Executive may exercise the vested portion of this Option, in full or in part, before the Expiration Date, provided that if the Executive's employment or service with the Company or a Parent or Subsidiary is terminated:

               (i) by the Company, a Parent or a Subsidiary for any reason other than death, Disability, or for Cause or by the Executive for Good Reason, the Option shall be exercisable for a period beginning on the termination date and ending on the earlier to occur of (A) twenty-four months after the effective date of a termination of Executive's employment or service with the Company or a Parent or a Subsidiary or (B) the Expiration Date;

               (ii) as a result of the Executive's death or Disability, the Option shall be exercisable, by the Executive or the person or persons to whom the Executive's rights under the Option pass by will or applicable law, or if no such person has such right, the Executive's executors or administrators, for a period beginning on the termination date and ending on the earlier to occur of
(A) twenty-four months after the effective date of his termination of employment or service with the Company or a Parent or Subsidiary or (B) the Expiration Date; or

               (iii) as a result of Executive's voluntary resignation (other than for Good Reason) or as a result of termination by the Company for Cause, the Option shall be exercisable for a period beginning on the termination date and ending on the earlier to occur of (A) twelve months after the effective date of a termination of Executive's employment or service with the Company or a Parent or Subsidiary or (B) the Expiration Date.

          (b) If the Executive wants to exercise the Option, the Executive shall give written notice, in such form as the Company may from time to time require, to the Company at its principal office by personal delivery, by registered or certified mail, or by such other method as the Company may permit. At minimum, the written notice shall identify the Option being exercised, shall state the number of shares of Common Stock with respect to which the Option is being exercised, and shall include payment for the shares of Common Stock with respect to which the Option is being exercised. The payment for shares of Common Stock acquired pursuant to the exercise of the Option shall be made at the principal office of the Company, as described in Section 7, below.

          (c) Upon the exercise of the Option and upon the receipt by the Company of the payment for the shares of Common Stock pursuant to the exercise of the Option, the Company shall deliver or cause to be delivered, within a reasonable time, to the Executive exercising the Option a certificate or certificates for the number of shares of Common Stock with respect to which the Option is exercised. The shares of Common Stock shall be registered in the name of the exercising Executive or in such name jointly with the Executive as the Executive may direct in the written notice of exercise.

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     7.   PAYMENT.

          (a) The Option Price of shares of Common Stock subject to the Option and any tax withholding obligations arising as a result of the exercise of any portion of the Option may be paid in any combination of the following permitted forms of payment.

               (i) in United States dollars in cash or by check made payable to the Company;

               (ii) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the Option Price or the amount of any applicable withholding taxes, or delivery by the Executive to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to delivery promptly to the Company cash or a check sufficient to pay the Option Price or the amount of any applicable withholding taxes;

               (iii) by surrender of shares of Common Stock having an aggregate Fair Market Value, as of the date of payment, equal to all or a portion of the Option Price or the amount of any applicable withholding taxes;

               (iv) by delivery of a promissory note of the Executive to the Company on terms determined by the Board; or

               (v) by payment of such other lawful consideration as the Board may determine.

          (b) Shares of Common Stock which may be surrendered in satisfaction of all or any portion of the Option Price or any tax withholding obligation that results from the exercise of any portion of this Option include shares of Common Stock covered by the portion of the Option that is being exercised and other shares of Common Stock held by the Executive; provided that shares of Common Stock surrendered to pay the Option Price shall be held by the Executive for at least six months as of the date of payment.

     8. NONTRANSFERABILITY. The Option shall not be assignable or transferable by the Executive except by will or by the laws of descent and distribution and during the lifetime of the Executive shall be exercisable only by the Executive, except as provided in this Section 8. The Executive may, during his lifetime, transfer the Option, in whole or in part, to a Permitted Transferee. The transferred portion of the Option may be exercised only by the person or persons who acquire a proprietary interest in the Option pursuant to the transfer. The terms applicable to the transferred portion of the Option shall be the same as those in effect for the Option under this Agreement immediately prior to the transfer.

     9.   CAPITAL ADJUSTMENTS.

          (a) ADJUSTMENTS TO COMMON STOCK. In connection with the occurrence of any stock split, stock dividend, recapitalization, reorganization, merger consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event of the Company, or any distribution to holders of shares of Common Stock other than a normal cash dividend, the number and kind of shares of Common Stock issuable under this Option and the Option Price of the portion of the Option outstanding as of such event shall be adjusted (or substituted stock options may be made), to the extent the Board shall determine, in good faith, that such adjustment (or substitution) is necessary and appropriate, to reflect such event. On the occurrence of a Change of Control described in Section 1(c)(ii)(A) hereof (and limited to such event), the Board may provide for the following: (i) that the unexercised portion of the Option outstanding on the occurrence of a Change of Control described in

                                      -6-
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Section 1(c)(ii)(A) hereof shall be assumed or an equivalent Option be substituted by the acquiring or succeeding corporation (or an affiliate thereof), or (ii) that, upon written notice delivered to the Executive, the unexercised portion of the Option outstanding on the occurrence of a Change of Control described in Section 1(c)(ii)(A) shall terminate effective as of such date or as of such earlier date as may be specified by the Board in a written notice delivered to the Executive, provided that if the Board issues a notice regarding the termination of the unexercised portion of the Option pursuant to this clause (ii), the effective date of such termination shall not precede any vesting acceleration date described in Section 3(b)(i) hereof.

          (b) BOARD DETERMINATIONS. To the extent that the foregoing adjustments relate to shares of Common Stock or other securities, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive; provided that if stock options granted under the Hybridon, Inc. Amended and Restated 1997 Stock Option Plan ("Plan") are adjusted in connection with one or more of the events described in this
Section 9, the Option shall be adjusted in a manner that is not less favorable than adjustments to stock options granted under the Plan.

          10. AMENDMENT. The Board may amend this Agreement, provided that no amendment to this Agreement shall become effective before the Board obtains the Executive's consent to such amendment. In order to fully protect the interests of the Executive, the Board may correct any defect, supply any omission or reconcile any inconsistency between the terms of this Agreement and the terms of the Employment Agreement.

          11. RIGHTS AS A SHAREHOLDER. Except as otherwise provided by the Board, the Executive shall have no rights as a shareholder with respect to any shares of Common Stock covered by this Agreement until becoming the record holder of such shares.

          12. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered under this Agreement. Any fractional shares shall be settled in cash, property, or other securities, as determined by the Board.

          13. REGISTRATION OF SHARES. The Company shall take all such actions as are necessary to ensure the unrestricted transferability of the shares of Common Stock issuable upon the exercise, in whole or in part, of the Option, including as may be required (i) the registration or qualification of the shares for sale under the federal securities laws and applicable state securities laws,
(ii) listing of the shares on any stock exchange on which the Common Stock is listed and (iii) securing any other necessary governmental approvals.

          14. WITHHOLDING. The Executive shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with the exercise of the Option not later than the date of the event creating the tax liability. The Company may, to the extent permitted by law, deduct any tax obligations not provided for in the preceding sentence, from any payment of any kind otherwise due to the Executive.

          15. NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Nothing in this Agreement shall be deemed to give the Executive any right to be retained in employment by, or to continue to provide service to, the Company for any period of time, and no provision of this Agreement shall be deemed to interfere with the right of the Company to terminate the employment or service of the Executive pursuant to the terms of the Employment Agreement or any subsequent agreement between the Executive and the Company.

          16. SEVERABILITY. If any provision of this Agreement is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to the Executive, such provision shall be construed or deemed amended to conform with applicable laws, or if the provision cannot be so construed or deemed amended without, in the discretion of the Board, materially altering


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the intent of the Agreement, such provision shall be severed as to the jurisdiction or the Executive and the remainder of this Agreement shall remain in full force and effect.

          17. NOTICES AND PAYMENTS. Any notice required or permitted to be given to the Executive under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail with postage and fees prepaid. Any notice or communication required or permitted to be given to the Company under this Agreement shall be in writing, addressed to the Secretary of the Company at the Company's principal office and shall be deemed effective upon personal delivery or upon deposit in the United States mail with postage and fees prepaid.

          18. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement for purposes of the interpretation or construction of this Agreement.

          19. GOVERNING LAW. The validity and construction of this Agreement shall be governed by the laws of the State of Delaware without giving effect to any conflict of law rules that would require the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, except to the extent the laws of the State of Delaware are preempted by federal law.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer of the Company, and the Executive has accepted and signed this Agreement.

                                                   HYBRIDON, INC.

                                           BY:    /s/ YOUSSEF EL ZEIN
                                                  ----------------------------

                                           TITLE:   VICE CHAIRMAN
                                                  ----------------------------

                                           DATE:    6/7/02
                                                  ----------------------------




ACCEPTED:

/s/ STEPHEN R. SEILER
------------------------------
STEPHEN R. SEILER


DATE:      6/7/02
      -------------------------


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